UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2013 (November 12, 2013)

Dean Foods Company

(Exact name of registrant as specified in its charter)

Delaware	1-12755	75-2559681
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Avenue, Suite 3400

Dallas, Texas 75204

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (214) 303-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

Attached as Exhibit 99.1 is the registrant’s earnings release for the third quarter of 2013, issued November 12, 2013. This release shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, or the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in such filing.

Item 8.01	Other Events.

On November 12, 2013, Dean Foods Company (the “Company”) announced that it commenced (i) a cash tender offer (the “Tender Offer”) for up to $400,000,000 combined aggregate principal amount of its 9.750% Senior Notes due 2018 (the “2018 Notes”) and its 7.000% Senior Notes due 2016 (the “2016 Notes” and together with the 2018 Notes, the “Notes”) and (ii) a consent solicitation with respect to the 2018 Notes (the “Consent Solicitation” and together with the Tender Offer, the “Offers”) to amend that certain indenture among the Company, the guarantors signatory thereto and the Bank of New York Mellon Trust Company, N.A. as trustee dated as of May 15, 2006, as supplemented, pursuant to which the 2018 Notes were issued. The Offers will expire at 11:59 p.m., New York City time, on December 10, 2013, unless extended.

A copy of the Company’s press release announcing the Offers is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference. The information contained in Item 8.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.2 are for information purposes only and do not constitute an offer to purchase the Notes or a solicitation of consents to amend the indenture governing such Notes.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Earnings Release issued November 12, 2013

99.2	Press Release issued November 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 12, 2013	DEAN FOODS COMPANY

	By:	/S/ SCOTT K. VOPNI
Scott K. Vopni
Senior Vice President and
Chief Accounting Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Earnings Release issued November 12, 2013

99.2	Press Release issued November 12, 2013